EXHIBIT 23.2




[BDO logo]         BDO DUNWOODY LLP             60 Columbia Way
                   Chartered Accountants        Suite 400
                   and Consultants              Markham, Ontario Canada L3R 0C9
                                                Telephone: (905) 946-1066
                                                Telefax:   (905) 946-9524







                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of MDC Corporation Inc. (the "Company") on Form S-8, of our report, dated June 20, 2003 on the consolidated balance sheets of the Company as at December 31, 2002, 2001 and 2000 and the consolidated statements of retained earnings, operations and cash flows for each of the years then ended, included in the Company's Annual Report on Form 40-F for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on June 25, 2003.

/s/ BDO Dunwoody LLP

Chartered Accountants
Toronto, Ontario
July 31, 2003







  BDO DUNWOODY LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ONTARIO